As filed with the Securities and Exchange Commission on January 23, 2018

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PagSeguro Digital Ltd.

(Exact name of Registrant as specified in its charter)

The Cayman Islands (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

Av. Brigadeiro Faria Lima, 1384, 4º andar, parte A

São Paulo, SP, 01451-001, Brazil

+55 11 3038 8127

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Ellison, Esq. Jonathan E. Kellner, Esq. Shearman & Sterling LLP Av. Brigadeiro Faria Lima, 3400, 17th Floor São Paulo, SP, 04538-132, Brazil	Manuel Garciadiaz, Esq. Davis Polk & Wardwell LLP Av. Presidente Juscelino Kubitschek 2041, Torre E, 17th Floor São Paulo, SP, 04543-011, Brazil

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ (File No. 333-222292)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of registration fee
Class A common shares	US$434,276,313.20	US$54,067.40

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The Registrant previously registered securities at an aggregate offering price not to exceed US$2,171,381,566.00 on a Registration Statement on Form F-1 (File No. 333-222292), which was declared effective on January 19, 2018. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1 (File No. 333-222292) is hereby registered.
(2)	Includes Class A common shares issuable upon exercise of the underwriters’ option to purchase additional Class A common shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-222292).

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-222292) initially filed by PagSeguro Digital Ltd. with the Securities and Exchange Commission (the “Commission”) on December 26, 2017, which was declared effective by the Commission on January 19, 2018, including all amendments and exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 23rd day of January, 2018.

PagSeguro Digital Ltd.

By:	/s/ Eduardo Alcaro
Name:	Eduardo Alcaro
Title:	Chief Financial and Investor Relations Officer, Chief Accounting Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Luis Frias	Principal Executive Officer and Director	January 23, 2018

/s/ Eduardo Alcaro Eduardo Alcaro	Chief Financial and Investor Relations Officer, Chief Accounting Officer and Director	January 23, 2018

*	Executive Officer and Director	January 23, 2018
Ricardo Dutra da Silva

*	Director	January 23, 2018
Maria Judith de Brito

* Colleen De Vries Senior Vice President of Cogency Global Inc.	Authorized U.S. Representative	January 23, 2018

*By:	/s/ Eduardo Alcaro	January 23, 2018
Eduardo Alcaro
Attorney-in-fact
Pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Conyers Dill & Pearman, Cayman Islands legal counsel to the Registrant
23.1	Consent of PricewaterhouseCoopers Auditores Independentes
23.2	Consent of Conyers Dill & Pearman, Cayman Islands legal counsel to the Registrant (included in Exhibit 5.1)
23.3	Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados
24.1

Powers of Attorney (included on signature page to the Registration Statement) (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of PagSeguro Digital Ltd. (File No. 333-222292) initially filed with the Securities and Exchange Commission on December 26, 2018)

99.1

Consent of Datafolha (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form F-1 of PagSeguro Digital Ltd. (File No. 333-222292) initially filed with the Securities and Exchange Commission on December 26, 2018)

99.3	Consent of Noemia Gushiken

EX-1